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                                                                     EXHIBIT 3.2

                             BEAZER HOMES USA, INC.

                              AMENDMENTS TO BY-LAWS
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     Limitations on the Ability to Call Special Meetings
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     Article I, Section 2, Subsection (a) is hereby deleted and replaced in its entirety with the following:

     "SECTION 2. SPECIAL MEETINGS. (a) Special meetings of the stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or by resolution of the Board of Directors. Notice of each special meeting shall be given in accordance with Subsection (b) of Section 2 of this Article I. Unless otherwise required by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice."

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Notice of Stockholder Business
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     The following new Section 7 is hereby added to Article I:

     "SECTION 7. NOTICE OF STOCKHOLDER BUSINESS. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting;
(ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7.

     (b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(iii) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting for the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

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     (c)  Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7."




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Setting a Record Date for Determining Stockholders Entitled to Act by Written
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Consent
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     The following new Section 8 is hereby added to Article I:

     "SECTION 8. RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this
Section 8). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 8 or otherwise within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action."

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Notice of Director Nomination by Stockholders
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     The following new Section 14 is hereby added to Article II:

          "SECTION 14. NOMINATION OF DIRECTORS. (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
     Section 14, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this
     Section 14.

          (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting for the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made and
     (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy

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     statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder, (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and
     (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (x) the name and address of such person, and (y) the class and number of shares of the Corporation which are beneficially owned by such person.
     At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 14."




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